UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 10, 2012

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers
As previously reported in a Current Report on Form 8-K filed on May 8, 2012 with the Securities and Exchange Commission, on May 7, 2012, Ambassadors Group, Inc. (the “Company”) entered into a cooperation agreement (the ‘‘Cooperation Agreement’’) with Lane Five Partners LP, certain of its affiliates, Lisa O’Dell Rapuano, Peter H. Kamin and certain other parties, which settled a proxy contest between such parties.

Among other things, the Cooperation Agreement provides that the Board of Directors of the Company shall immediately following the 2012 Annual Meeting of the Stockholders of the Company (“Annual Meeting”) (a) accept the resignation of one of its directors whose term expires at the 2014 Annual Meeting and (b) appoint Mr. Kamin to fill the vacancy created thereby. The Cooperation Agreement also provides that the Board of Directors shall appoint Mr. Kamin to the Audit Committee of the Board of Directors for a term that expires no earlier than the conclusion of the 2013 Annual Meeting subject to regulations and law.

On May 10, 2012, Rafer L. Johnson tendered, and the Board of Directors accepted, his resignation as a member of the Board of Directors and the Audit Committee of the Company, to be effective as of June 7, 2012. Mr. Johnson’s resignation did not relate to any disagreement with the Company.

On May 10, 2012,  Mr. Kamin was appointed, effective as of June 7, 2012, as a Class III director of the Company to fill the vacancy to be caused by Mr. Johnson’s resignation. Mr. Kamin is expected to be appointed to the Audit Committee of the Company on June 7, 2012.

Mr. Kamin has not served as a member of the Board of Directors of the Company in the past.  Except as disclosed herein, there are no arrangements or understandings between Mr. Kamin and any other person pursuant to which Mr. Kamin was appointed to the Board of Directors.  Furthermore, Mr. Kamin is not a party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Each of the Company’s non-employee directors receive an annual fee of approximately $52,000 per year, paid $24,000 in cash and approximately $28,000 in equity.  Moreover, each of the Company’s non-employee directors receive $1,000 per board meeting attended.  Committee members also receive up to $1,000 per committee meeting attended, when the committee meeting takes place on a day other than a board meeting. Additionally, each director is reimbursed for certain out-of-pocket expenses incurred in connection with attendance at board meetings.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Cooperation Agreement, which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date May 11, 2012	By:	/s/Anthony F. Dombrowik

Anthony F. Dombrowik Senior Vice President, Chief Financial Officer (Principal financial officer)